UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 14, 2023

(Date of earliest event reported)

U.S. Lighting Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55689	46-3556776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1148 E 222nd Steet, Euclid, Ohio 44117

(Address of principal executive offices) (Zip Code)

216-896-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Alumni Capital

On July 14, 2023, US Lighting Group, Inc. (“USLG” or “we”) entered into a common stock purchase agreement (the “purchase agreement”) with Alumni Capital LP (“Alumni”) pursuant to which Alumni agreed to purchase up to $1.0 million of our common stock (the “Alumni shares”), subject to the terms of the purchase agreement. The purchase agreement will expire on the earlier of March 31, 2024 or when Alumni has purchased the full $1.0 million of our stock. In the purchase agreement, we agreed to file a registration statement to register the resale of the Alumni shares, and to use our best efforts to cause the registration statement to be declared effective and remain effective until the Alumni shares have been sold. Once the registration statement is effective, we may request that Alumni purchase shares of our stock, subject to the limitations discussed below and included in the purchase agreement. We have not yet sold any stock to Alumni pursuant to the purchase agreement.

The per share purchase price that Alumni will pay for our shares pursuant to the purchase agreement is based on the trading price of our shares and is equal to 80% of the lowest traded price of our stock during the six business days prior to the date the sale of the shares closes. The closing will occur no more than six business days after we request the sale. Within one business day of the closing, Alumni will then pay to us an amount equal to the per share purchase price multiplied by the number of shares that we delivered to Alumni (less a $5,000 clearing fee).

There are limitations on the number of shares we can request that Alumni purchase. The amount we request must have an aggregate value of at least $20,000 and cannot exceed $500,000. In addition, we cannot request that Alumni purchase shares if: (a) the volume-weighted average price of our stock is at or below $0.01 during the previous six business days; or (b) the requested purchase of shares would cause Alumni to beneficially own more than 4.99% of our outstanding shares of common stock. Given these limitations, on July 14, 2023 we could not request that Alumni purchase more than 5.1 million shares for a total of approximately $300,000.

When we entered into the purchase agreement, we also issued a common stock purchase warrant (the “warrant”) to Alumni to purchase up to 6,666,667 shares of our common stock (the “warrant shares”). The warrant has a term of five years and will expire on July 14, 2028. The warrant exercise price is variable and is equal to $15.0 million divided by the number of our outstanding shares of common stock at the time of exercise. On July 14, 2023, the exercise price was $0.147. Alumni may exercise the warrant on a cashless basis if we do not maintain an effective registration statement for the resale of the warrant shares.

Loans from Officers

Although USLG is generating revenues and achieved a profit for the first quarter of 2023, we experienced capital shortages while expanding Cortes Campers production this spring. To help address these capital needs, Anthony R. Corpora, our chief executive officer, and Michael A. Coates, corporate controller, generously volunteered to take out personal loans and make those funds available to USLG.

On May 24, 2023, Mr. Corpora obtained a personal loan in the original principal amount of $97,920 from Pinnacle Bank and provided these funds to USLG to support the company’s operations. Mr. Corpora executed an unsecured promissory note payable to Pinnacle Bank evidencing the loan in the original principal amount of $97,920, bearing annual interest of 14.49%, and with 84 monthly payments of $1,861.63 commencing on June 25, 2023 with the final payment on May 25, 2030 (the “Pinnacle note”).

On May 4, 2023, Mr. Coates obtained a personal loan in the original principal amount of $50,000 less an origination fee of $1,745 from Cross River Bank and provided these funds to USLG to support the company’s operations. Mr. Coates executed a loan agreement and promissory note payable to Cross River Bank evidencing the loan in the original principal amount of $50,000, bearing annual interest of 11.42%, and with 59 monthly payments of $1,097.62 commencing on June 3, 2023 with a final payment of $1,104.58 on June 3, 2028 (the “Cross River note”).

On July 17, 2023, we entered into unsecured “pass-through” promissory notes with Messer. Corpora and Coates that provide for repayment to them on the same terms as the Pinnacle and Cross River notes, without markup or profit (the “officer notes”).

The purchase agreement and warrant with Alumni and the officers notes with Messer. Corpora and Coates are filed as exhibits to this Current Report on Form 8-K. The descriptions above are qualified in their entirety by reference to the full text of these documents.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included under Item 1.01 above regarding the officer notes with Messer. Corpora and Coates is incorporated by reference to this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included under Item 1.01 above concerning the Alumni warrant is incorporated by reference to this Item 3.02. The issuances of the warrant to Alumni was exempt from registration under Section 4(a)(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Common Stock Purchase Agreement between US Lighting Group, Inc. and Alumni Capital LP dated July 14, 2023
Exhibit 10.2	Common Stock Purchase Warrant issued by US Lighting Group, Inc. to Alumni Capital LP on July 14, 2023 for 6,666,667 Shares
Exhibit 10.3	Unsecured Promissory Note issued by US Lighting Group, Inc. to Anthony R. Corpora on July 17, 2023 in the original principal amount of $97,920
Exhibit 10.4	Unsecured Promissory Note issued by US Lighting Group, Inc. to Michael A. Coates on July 17, 2023 in the original principal amount of $50,000
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Lighting Group, Inc.

Dated July 17, 2023	/s/ Anthony R. Corpora
By Anthony R. Corpora
Chief Executive Officer

3